Exhibit 99.2

ABC Services II, Inc.

Financial Statements

December 31, 2015 and 2014

ABC Services II, Inc.

Table of Contents

Page

Financial Statements

Independent Auditor's Report	1

Balance Sheets as of December 31, 2015 and 2014	2

Statements of Income and Shareholders' Equity (Deficit) for the years ended December 31, 2015 and 2014	3

Statements of Cash Flows for the years ended December 31, 2015 and 2014	4

Notes to Financial Statements	5-9

www.rrbb.com

ROSENBERGRICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAX 908-231-6894

111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 FAX 973-763-4430

Independent Auditors' Report

To the Shareholders of
ABC Services II, Inc.

We have audited the accompanying financial statement s of ABC Services II, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, shareholders' equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whet her due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity' s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effective ness of the entity' s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Services II, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Somerset, New Jersey

January 23, 2017

AMERICAN INSTITUTE Of CERTIFIED PUBLIC ACCOUNTANTS • CENTERFOR AUDIT QUALITY • PRIVATE COMPANIES PRACTICE SECTION • PRIME GLOBAL • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTINGOVERSIGHT BOARD

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ABC Services II, Inc.

Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$35,369	$50,661
Accounts receivable, net of allowance for doubtful accounts	197,848	235,508

Total current assets	233,217	286,169

Property and equipment, net of accumulated depreciation	72,333	94,333

	$305,550	$380,502

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$211,484	$184,159
Borrowings under bank line of credit	51,160	52,060
Accounts payable to related party	36,188	33,580
Current portion of note payable - related party	27,724	26,008

Total current liabilities	326,556	295,807

Note payable - related party, net of current portion	50,119	63,367

Total liabilities	376,675	359,174

Shareholders' equity (deficit):
Common stock, 1,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Retained earnings (deficit)	(72,125)	20,328

Total shareholders' equity (deficit)	(71,125)	21,328

Total liabilities and shareholders' equity (deficit)	$305,550	$380,502

See accompanying notes to financial statements.	2

ABC Services II, Inc.

Statements of Income and Shareholders' Equity (Deficit)

	Year Ended December 31,
	2015	2014

Net sales	$1,725,262	$1,812,596
Cost of sales	472,254	261,923

Gross profit	1,253,008	1,550,673

Operating expenses:
Selling	166,332	186,059
Office administration	1,226,245	1,403,096

Total operating expenses	1,392,577	1,589,155

Loss before other income and expense	(139,569)	(38,482)

Other income (expense):
Commissions	97,568	13,844
Interest expense	(13,306)	(11,342)

Total other income (expense)	84,262	2,502

Net income (loss)	(55,307)	(35,980)

Shareholders' equity, beginning of year	21,328	94,454

Shareholders' distributions	(37,146)	(37,146)

Shareholders' equity (deficit), end of year	$(71,125)	$21,328

See accompanying notes to financial statements.	3

ABC Services II, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(55,307)	$(35,980)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	22,000	15,667
Change in provision for bad debts and returns	404	(3,203)
(Increase) decrease in:
Accounts receivable	37,256	74,557
Increase (decrease) in:
Accounts payable	27,518	17,862
Accounts payable to related party	2,415	29,000

Net cash provided by operating activities	34,286	97,903

Cash flows from investing activities:
Payments for purchases of property and equipment	-	(110,000)

Net cash used in investing activities	-	(110,000)

Cash flows from financing activities:
Payments on bank line of credit	(900)	-
Proceeds from long term debt	-	110,000
Payments of long term debt	(11,532)	(44,792)
Distributions to shareholders	(37,146)	(37,146)

Net cash provided by (used in) financing activities	(49,578)	28,062

Net increase (decrease) in cash	(15,292)	15,965

Cash, beginning of year	50,661	34,696

Cash, end of year	$35,369	$50,661

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,306	$11,342

See accompanying notes to financial statements.	4

ABC Services II, Inc.

Notes to Financial Statements

December 31, 2015 and 2014

Note 1 - Nature of Operations

Formed under the laws of the State of New York in 1994, ABC Services II, Inc. (the “Company”) is a leading server and network solutions provider empowering their customers with innovative business technology, and helping them to prosper and surpass their competition with the ability and resources to meet all their IT systems integration needs, quickly and cost effectively. The Company’s services fall in three main categories: IBM Power Systems Services, Cloud Services and Data Center Design. During 2015 and 2014, the Company’s operations were primarily in the New York City metropolitan area.

Note 2 - Summary Of Significant Accounting Policies

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's more significant estimates relate to reserves for sales returns and uncollected accounts receivable. Actual results could differ from those estimates.

Accounts receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2015 and 2014, the allowance for doubtful accounts amounted to $14,501 and $14,097, respectively.

Property and Equipment, and Depreciation:

Property and equipment are stated at cost except for equipment acquired under capital lease obligations, which is stated at the lesser of the present value of the minimum lease payments over the lease term or the fair market value of the asset at lease inception. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Revenue and Cost Recognition:

The Company recognizes revenue from product sales at the point of sale, net of sales taxes. Discounts provided to customers at the point of sale are recognized as a reduction in sales as the products are sold.

Subscription revenue is recognized ratably over the term of the subscription. Payments received in advance of providing services are recorded as deferred revenue and amortized to revenue over the term of the agreement.

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ABC Services II, Inc.

Notes to Financial Statements

December 31, 2015 and 2014

Note 2 - Summary Of Significant Accounting Policies (continued)

Revenue and Cost Recognition: (continued)

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Cost of sales includes cost of merchandise sold or third-party service contracts sold during the period, shipping and handling costs, and sales taxes. Additionally, the cost of merchandise sold or third-party contracts sold during the period are recorded net of any discounts and allowances.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Shipping and handling costs:

Freight billed to customers is considered sales revenue and the related freight costs as a cost of sales.

Fair value of financial instruments:

The carrying value of the Company's financial instruments, consisting principally of cash, receivables, accounts payable and borrowings, approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities. The carrying amount of the line of credit borrowings approximates fair value because their interest rates approximate market interest rates.

Income taxes:

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s financial statements.

The Company files tax returns in the U.S. federal jurisdictions and New York State and has no open tax years for 2012 and prior.

Compensated Absences:

The Company does not provide for the carryover of unused vacation or sick time beyond the calendar year and, consequently, no accrual of such costs is required at the balance sheet date.

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2015 and 2014 were $11,190 and $8,335, respectively.

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ABC Services II, Inc.

Notes to Financial Statements

December 31, 2015 and 2014

Note 3 – Significant Concentrations of Credit Risk

Cash maintained at commercial banks is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 in total. From time to time, over the course of the years, cash balances may exceed the limit, however, at December 31, 2015 and 2014, cash balances did not exceed federally insured limits.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2015, approximately 18% of the Company’s accounts receivable is due from one unrelated customer and 16% (or approximately $33,000) is due from an affiliate. At December 31, 2014, approximately 32% of the Company's accounts receivable is due from one unrelated customer.

Note 4 – Major Customers

During 2015, approximately 31% of the Company’s revenue was earned from two unrelated customers, 18% and 13%, respectively, and 10% (or approximately $182,000) from an affiliate. During 2014, approximately 11% of the Company’s revenue was earned from one customer.

Note 5 – Property and Equipment

At December 31, property and equipment are comprised of the following:

	2015	2014
Computer equipment (5 years)	$110,000	$110,000
Less: accumulated depreciation	(37,667)	(15,667)
	$72,333	$94,333

Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $22,000 and $15,667, respectively.

Note 6 - Related Party Transactions

At December 31, 2015 and 2014, the balance due to ABC Services, Inc., a company affiliated by common ownership and management, amounted to approximately $36,000 and $34,000, respectively. These balances represent expenses paid by ABC Services, Inc. on behalf of the Company, net of cash received. There are no formal terms and no interest charged.

The Company sells its subscription services in the regular course of business to Secure Infrastructure and Services, LLC, an affiliate related by common ownership Sales to this affiliate approximated $182,000 and $162,000 for 2015 and 2014, respectively. At December 31, 2015 and 2014, the accounts receivable amount was approximately $33,000 and $22,000 due from this affiliate.

The Company also sells its subscription services in the regular course of business to Systems Trading, Inc. (“STI”), an affiliate related by common ownership. Sales to STI approximated $25,000 and $33,000 for 2015 and 2014, respectively. At December 31, 2015 and 2014, the accounts receivable balance was approximately $1,000 and $6,000 due from STI.

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ABC Services II, Inc.

Notes to Financial Statements

December 31, 2015 and 2014

Note 6 - Related Party Transactions (Continued)

In addition, in 2014, the Company agreed to a note payable to STI for the purchase of capital equipment. The note matures in March of 2018, bears interest at 6.40% per annum and is payable in monthly installments of $2,590.

	2015	2014
Balance due at December 31,	$77,843	$89,375
Amount due within one year	27,724	26,008
	$50,119	$63,367

The maturity of the note payable for each of the next three years and in the aggregate, amount to the following:

December 31, 2016	$27,724
2017	29,552
2018	20,567
$77,843

Note 7 – Line-Of-Credit - Bank

The Company has a $55,000 line of credit, of which approximately $4,000 and $3,000 was unused at December 31, 2015 and 2014, respectively. Bank advances on the credit line are payable on demand and carry an interest rate of 1¾% over prime. The credit line is secured by substantially all corporate assets and is personally guaranteed by the two principal shareholders of the corporation.

Note 8 - Leases

Effective June 1, 2011, an entity affiliated by common ownership and management to the Company, ABC Services, Inc., entered into an eight year operating lease for office space in Melville, NY. The affiliated entity shares the leased office space with the Company and is charged 50% of all occupancy charges incurred. The future minimum payments on the lease, net of charges to affiliated company, for each of the next four years and in the aggregate amount to the following:

December 31, 2016	$48,236
2017	49,683
2018	51,174
2019	21,584
$170,677

Rent and occupancy expense for the years ended December 31, 2015 and 2014 amounted to approximately $41,000 and $51,000, respectively, and is included in “General and Administrative” expenses on the related statements of income.

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ABC Services II, Inc.

Notes to Financial Statements

December 31, 2015 and 2014

Note 9 - Subsequent Events

Date of Management's Review:

The Company has evaluated subsequent events for the period from December 31, 2015, the date of these Consolidated Financial Statements, through January 23, 2017, which represents the date these Consolidated Financial Statements were available to be issued.

Sale of business:

On October 26, 2016, the shareholders of the Company entered into an Asset Purchase Agreement with Data Storage Corporation Inc. (“DSCI”), a Delaware Corporation, whereby DSCI agreed to purchase substantially all assets of the Company in exchange for shares of stock in DSCI.

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